Exhibit 23.1




                     Independent Auditors' Consent

We consent to the incorporation by reference in the registration statements (Nos. 33-41147, 33-51752, 33-84654, 33-95514, 33-21159, 333-
50677 and 333-65167) on Form S-8 of Nord Pacific Limited and subsidiaries as of December 31, 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended which report appears in the December 31, 1998, annual report on Form 10-K of Nord Pacific Limited.




KPMG LLP


Denver, Colorado
March 26, 1999